EXHIBIT 99.1

Scientific Learning Reports Third Quarter 2012 Financial Results

OAKLAND, Calif., Nov. 12, 2012 (GLOBE NEWSWIRE) -- Scientific Learning Corporation (OTCQB:SCIL), a leading provider of technologies for accelerated learning, today announced financial results for the third quarter ended September 30, 2012.

Total revenue in the third quarter of 2012 was $6.8 million, compared to $10.5 million in the third quarter of 2011. Total booked sales for the third quarter were $7.7 million, compared to $12.2 million in the third quarter of 2011. The net loss in the third quarter of 2012 was $(2.2) million, or $(0.10) per share, compared to a net loss of $(1.2) million, or $(0.07) per share, in the third quarter of 2011. Included in results for the third quarter of 2012 is a restructuring charge of $1.5 million.  Adjusted EBITDA (which includes the restructuring charge as an adjustment) was a loss of $(957) thousand in the third quarter of 2012 compared to a loss of $(453) thousand in the same period of 2011.

“Rapid customer transition to our new on demand platform (MySciLEARN) continues with over 70% converted as we established a record peak of over 85,000 student training sessions per day,” stated Bob Bowen, Chairman and CEO.  “In the third quarter of 2012 we achieved our goal of realigning our cost structures, putting us in a position of being cash flow positive in 2013 on much more conservative sales targets.  Our employees have been terrific and their commitment to our important mission is inspiring.”

Third Quarter 2012 Metrics:

•	K-12 transaction volume increased 9% over third quarter 2011
•	The number of active school sites increased approximately 11% year over year to almost 3,400 sites
•	Subscription revenue increased 127% over third quarter 2011
•
As of September 30, 2012, 70% of the Company's active K-12 school sites are accessing Fast ForWord or Reading Assistant via the new on-demand, SaaS platform known as MySciLEARN, up from about 51% at the end of June, 2012

•	As of September 30, 2012 the number of employees was 146 compared to 229 on June 30, 2012

“The above metrics demonstrate good progress on moving to our new SaaS business model; however, booked sales and revenue do not yet reflect this progress because of the lower average price for a subscription license compared to a perpetual license,” stated Bob Bowen.

Booked sales and Adjusted EBITDA are both non-GAAP measures. Additional information on these non-GAAP measures and reconciliations are included at the end of this earnings release and in the investor information section of our website, http://www.scientificlearning.com/.

Conference Call Information

A conference call to discuss third quarter 2012 financial results is scheduled for today, November 12, 2012 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Investors and analysts interested in participating in the call are invited to dial (877) 878-2695 (domestic) or (253) 237-1145 (international) and use conference ID # 64677781 ten minutes prior to the start of the call. The conference call will be available live on the Investor Information portion of the Company's website at http://www.scilearn.com/investorinfo. A replay of this teleconference will be made available on the Scientific Learning website approximately two hours following the conclusion of the call.

About Scientific Learning Corporation

We accelerate learning by applying proven research on how the brain learns. Scientific Learning's results are demonstrated in over 250 research studies and protected by over 55 patents. Learners can realize achievement gains of up to two years in as little as three months and maintain an accelerated rate of learning even after the programs end.

Today, learners have used over 3.5 million Scientific Learning software products. We provide our offerings directly to parents, K-12 schools and learning centers, and in more than 40 countries around the world. For more information, visit http://www.scientificlearning.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor created by the federal securities laws. Such statements include, among others, statements relating to rapid customer transition to our on-demand platform, future profitability and cash flow, our cost structure, and employees’ continued commitment to our mission. Such statements are subject to substantial risks and uncertainties. Actual events or results may differ materially as a result of many factors, including but not limited to: general economic and financial conditions (including current adverse conditions in government budgets and the general economy); availability of funding to purchase the Company's products and generally available to schools, including the amount and duration of federal stimulus funding; the acceptance of new products and product changes in existing and new markets; acceptance of subscription and other recurring offerings; seasonality and sales cycles in Scientific Learning's markets; competition; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products, and other risks detailed in the Company's SEC reports, including but not limited to its Report on Form 10-K for the year ended December 31, 2011 (Part I, Item 1A, Risk Factors) filed March 30, 2012 and its Reports on Form 10-Q (Part II, Item 1A, Risk Factors) for the quarters ended subsequent to June 30, 2012. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$2,617	$5,871
Accounts receivable, net	4,610	4,433
Prepaid expenses and other current assets	820	1,709

Total current assets	8,047	12,013

Property and equipment, net	2,450	3,326
Goodwill	4,568	4,568
Other intangible assets, net	130	518
Other assets	1,087	1,438

Total assets	$16,282	$21,863

Liabilities and stockholders' equity (net capital deficiency)
Current liabilities:
Accounts payable	$507	$881
Accrued liabilities	3,192	3,556
Loan payable	1,397	-
Deferred revenue	12,156	12,606

Total current liabilities	17,252	17,043
Deferred revenue, long-term	3,584	4,716
Warrant Liability	1,012	-
Other liabilities	659	785

Total liabilities	22,507	22,544

Stockholders' equity (net capital deficiency):
Common stock and additional paid in capital	95,614	90,735
Accumulated deficit	(101,842)	(91,419)
Accumulated other comprehensive income	3	3

Total stockholders' equity (net capital deficiency)	(6,225)	(681)

Total liabilities and stockholders' equity (net capital deficiency)	$16,282	$21,863

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Subscriptions	$1,200	$529	$2,884	$1,392
License	2,018	5,738	6,918	17,768
Service and support	3,610	4,269	11,260	14,208

Total revenues	6,828	10,536	21,062	33,368

Cost of revenues:
Cost of subscription	288	245	793	340
Cost of license	236	342	735	987
Cost of service and support	1,322	2,190	4,752	6,426

Total cost of revenues	1,846	2,777	6,280	7,753

Gross profit	4,982	7,759	14,782	25,615

Operating expenses:
Sales and marketing	3,367	4,682	12,634	14,075
Research and development	1,395	2,347	5,898	7,801
General and administrative	1,948	1,922	6,137	6,343
Restructuring	1,462	-	1,462	-

Total operating expenses	8,172	8,951	26,131	28,219

Operating loss	(3,190)	(1,192)	(11,349)	(2,604)

Interest and other income (expense), net	1,030	(5)	1,095	10

Loss before income tax	(2,160)	(1,197)	(10,254)	(2,594)
Provision for income taxes	86	46	169	128

Net income loss	$(2,246)	$(1,243)	$(10,423)	$(2,722)

Net loss per share:
Basic and diluted loss per share	$(0.10)	$(0.07)	$(0.48)	$(0.14)

Weighted average shares used in computation of per share data:
Basic and diluted weighted average shares outstanding	23,368	18,883	21,933	18,807

SCIENTIFIC LEARNING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating Activities:
Net loss	$(10,423)	$(2,722)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	1,866	1,389
Impairment charge	200	-
Stock-based compensation	615	1,005
Change in fair value of warrant	(1,356)	-
Changes in operating assets and liabilities:
Accounts receivable	(177)	(3,251)
Prepaid expenses and other current assets	889	489
Other assets	25	69
Accounts payable	(374)	203
Accrued liabilities	(364)	(73)
Deferred revenue	(1,582)	(2,409)
Other liabilities	(126)	(26)

Net cash used in operating activities	(10,807)	(5,326)

Investing Activities:
Purchases of property and equipment, net	(476)	(1,773)
Purchases of investments	-	(4,633)
Sales and maturities of investments	-	8,555

Net cash provided by (used in) investing activities	(476)	2,149

Financing Activities:
Borrowings under bank line of credit	7,897	-
Repayment of borrowings under bank line of credit	(6,500)	-
Proceeds from exercise of options	152	177
Proceeds from issuance of common stock, net	6,512	-
Net settlement of common stock	(32)	(111)

Net cash provided by financing activities	8,029	66

Decrease in cash and cash equivalents	(3,254)	(3,111)

Cash and cash equivalents at beginning of period	5,871	5,415

Cash and cash equivalents at end of period	$2,617	$2,304

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Booked sales	$7,737	$12,166	$19,480	$30,367
Less: revenue	6,828	10,536	21,062	33,368
Adjustments	(2)	69	-	592
Net decrease in current and long-term deferred revenue	$907	$1,699	$(1,582)	$(2,409)

Beginning balance in current and long-term deferred revenue	$14,833	$17,763	$17,322	$21,871
Ending balance in current and long-term deferred revenue	$15,740	$19,462	$15,740	$19,462

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors.  Booked sales equals the total value (net of allowances) of software and services invoiced in the period.  Because a significant portion of our revenue is recognized over a period of months, booked sales is a good indicator of current activity.  The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

Reconciliation of Net Loss to Adjusted EBITDA

$s in thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net loss	$(2,246)	$(1,243)	$(10,423)	$(2,722)
Adjustments to reconcile to Adjusted EBITDA:
Provision for income taxes1	86	46	169	128
Interest and other (income) expense, net2	38	5	47	(10)
Depreciation and amortization3	641	474	1,866	1,389
Stock-based compensation4	130	265	615	1,005
Change in fair value of warrant5	(1,068)	-	(1,356)	-
Restructuring6	1,462	-	1,462	-
Impairment charge7	-	-	200	-
Adjusted EBITDA	$(957)	$(453)	$(7,420)	$(210)

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (Adjusted EBITDA) is a non-GAAP financial measure we believe to be a useful measure of the resources available to the Company in the current period. We also believe that Adjusted EBITDA will be useful in allowing investors to compare our performance with that of other companies.  The table above shows a reconciliation of Adjusted EBITDA to net loss, the closest GAAP measure.

Adjusted EBITDA should not be considered in isolation or as a substitute for analysis for our results as reports under GAAP. Adjusted EBITDA has the following differences from net loss, the closest GAAP measure:

1 Provision for income taxes is a required expense for all businesses. We excluded it in order to allow investors to evaluate our operating results without regard to our tax obligations.

2 Because we have borrowed and invested money, interest income and expense is a necessary element of our costs and ability to generate profits and cash flows. We excluded interest income and expense in order to allow investors to evaluate our operating results without regard to our financing methods. Other income and expense includes foreign exchange gain and loss as well as gain and loss on disposal of fixed assets, all of which we believe are not indicative of our core operating performance and are not meaningful in comparison to our past operating performance.

3 Depreciation and amortization are necessary elements of our costs and our ability to generate profits; and the assets being depreciated and amortized will often have to be replaced in the future. Adjusted EBITDA does not reflect any cash requirements for such replacements. See below for allocation of non-cash charges.

4 Stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation because we believe it is not an indicator of the performance of our core operations. See below for allocation of non-cash charges.

5 Change in fair value of warrant is the change in the fair value of our common stock warrants which were issued on March 28, 2012. The fair value was estimated using the Black-Scholes Merton option pricing model, which requires the input of highly subjective assumptions as determined by the Company’s management which we believe is not indicative of our core operating performance and is not meaningful in comparison to our past operating performance.

6 Restructuring charge consists of severance and related benefits incurred as related to reduction in force completed in the third quarter 2012 which we believe is not indicative of our core operating performance and is not meaningful in comparison to our past operating performance.

7 Impairment charge consisting of a write off of an investment which was deemed to be impaired as of June 30, 2012 due to the financial condition of the company with which this investment was for.

Non-Cash Charges

$s in thousands	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Depreciation & Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of products	$160	$1	$161	$473	$4	$477
Cost of service and support	-	2	2	-	17	17
Operating expenses	481	127	608	1,393	594	1,987
Total	$641	$130	$771	$1,866	$615	$2,481

$s in thousands	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Depreciation & Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of Products	$141	$1	$142	$419	$1	$420
Cost of Service and Support	-	10	10	-	30	30
Operating Expenses	339	255	594	976	975	1,951
Total	$480	$266	$746	$1,395	$1,006	$2,401

Booked sales of subscription contracts

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	2012	2011	2012	2011

Subscription booked sales1	$1,465	$535	$3,933	$910
Non-subscription booked sales2	6,272	11,631	15,547	29,457

Total booked sales	$7,737	$12,166	$19,480	$30,367

Subscription booked sales as a % of total booked sales	19%	4%	20%	3%
Non-subscription booked sales as a % of total booked sales	81%	96%	80%	97%

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors. Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Please see first table above for reconciliation of total booked sales, total revenue, and total change in deferred revenue.
1 Booked sales of subscription contracts is a non-GAAP measure of sales that generate revenue from annual or monthly subscriptions to our web-based products.
2 Non-subsription booked sales represent the sale of licenses, services and support for perpetual licenses and on premise products.

Media Contact:
Liz Kline
Sr. Director of Marketing
Scientific Learning Corporation
(510) 625-2269
lkline@scilearn.com

Investor Relations Contact:
Jane Freeman
Chief Financial Officer
Scientific Learning Corporation
(510) 625-6710
jfreeman@scilearn.com
investorrealtions@scilearn.com